UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 20, 2005 (December 20, 2005)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On December 20, 2005, Smurfit-Stone Container Corporation (the “Company”) and its lending group entered into an amendment to the Company’s Credit Agreement dated November 1, 2004, as amended.

The amendment revises the Consolidated Senior Secured Leverage Ratio and the Interest Coverage Ratio in Sections 7.14 and 7.15 of the credit agreement, respectively, for the fiscal quarters ending December 31, 2005 through September 30, 2007 as follows:

Period	Consolidated Senior Secured Leverage Ratio	Interest Coverage Ratio
October 1, 2005 through December 31, 2005	4.25 to 1.00	1.50 to 1.00
January 1, 2006 through March 31, 2006	5.25 to 1.00	1.25 to 1.00
April 1, 2006 through June 30, 2006	5.75 to 1.00	1.10 to 1.00
July 1, 2006 through September 30, 2006	5.00 to 1.00	1.25 to 1.00
October 1, 2006 through December 31, 2006	4.00 to 1.00	1.50 to 1.00
January 1, 2007 through March 31, 2007	3.75 to 1.00	1.50 to 1.00
April 1, 2007 through June 30, 2007	3.50 to 1.00	1.75 to 1.00
July 1, 2007 through September 30, 2007	3.25 to 1.00	1.75 to 1.00
Thereafter	3.00 to 1.00	2.00 to 1.00

In addition, the amendment revises the definition of “Applicable Rate” in the credit agreement to reflect the following:

With respect to any ABR Term Loan or any Eurodollar Term Loan, the applicable percentage set forth below:

Consolidated Senior Secured Leverage Ratio	ABR Term Spreads	Eurodollar Term Spreads
Greater than 3.0 to 1.0	1.25%	2.25%
Less than or equal to 3.0 to 1.0	1.00%	2.00%

With respect to any ABR Revolving Loan, ABR Revolving (Canadian) Loan or Canadian Prime Rate Loan, Eurodollar Revolving Loan, Eurodollar Revolving (Canadian) Loan or B/A Loan, or commitment fees in respect of unused Revolving Credit Commitments and unused Revolving (Canadian) Credit Commitments the applicable percentage set forth below:

Consolidated Leverage Ratio	ABR Revolving / Canadian Prime Rate Spreads	Eurodollar Revolving / B/A Spreads	Commitment Fees
Greater than 4.0 to 1.0	1.25%	2.25%	0.50%
Greater than 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.00%	2.00%	0.50%
Greater than 2.0 to 1.0 but less than or equal to 3.0 to 1.0	0.75%	1.75%	0.50%
Less than or equal to 2.0 to 1.0	0.50%	1.50%	0.375%

In addition, the Applicable Rate will increase by 0.25% if at any time the Company’s Senior Secured Indebtedness is rated lower than BB- by Standard & Poor’s and Ba3 by Moody’s Investors Service.  The Applicable Rate with respect to Revolving Loans, Revolving (Canadian) Loans, Canadian Prime Rate Loans and B/A Loans will also increase by 0.25% if at any time the Company’s Consolidated Senior Secured Leverage Ratio exceeds 3.0 to 1.0.

The amendment also provides for a prepayment premium equal to 1.0% of the amount of any prepayment of a term loan, deposit funded loan or deposit as a result of a repricing transaction if the prepayment is made prior to the first anniversary of the amendment effective date.  A copy of the amendment is filed herewith as Exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Incremental Term Loan Assumption Agreement and Amendment No. 2, dated as of December 20, 2005, to the Credit Agreement dated as of November 1, 2004, as amended by Amendment No. 1 dated as of September 30, 2005, among Smurfit-Stone Container Corporation, as Guarantor, Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc., as Borrowers, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent, Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent, and JPMorgan Chase Bank, N.A., as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 20, 2005

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel